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                                                                    Exhibit d(3)

                              SUBADVISORY AGREEMENT

Agreement made as of this 29th day of November, 2002 by and between Boston Advisors, Inc. (the "Adviser") a Massachusetts corporation, Boston Advisors Trust (the "Trust"), a Massachusetts business trust, on behalf of its series, Boston Advisors Cash Reserves Fund and Boston Advisors U.S. Government Money Market Fund (each a "Fund", collectively the "Funds"), and MONY Capital Management, Inc. (the "Subadviser"), a Delaware corporation.

WHEREAS, the Trust is an open-end management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and each Fund is a series of the Trust;

WHEREAS, the Adviser and the Subadviser are investment advisers registered under the Investment Advisers Act of 1940 (the "Advisers Act");

WHEREAS, the Trust and the Adviser are parties to an Investment Advisory Agreement (the "Investment Advisory Agreement"), dated June 1, 2000, pursuant to which the Trust has appointed the Adviser as investment adviser to each of the Funds.

WHEREAS, the Trust, on behalf of each of the Funds, and the Adviser desires to appoint the Subadviser as the sub-investment adviser of the Funds and to provide certain other services, as more fully set forth below, and the Subadviser is willing to act in such capacity upon the terms hereinafter set forth;

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Trust, the Adviser and the Subadviser, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Appointment

     (a) Subject to an in accordance with the provisions hereof, the Trust, on behalf of each Fund, and the Adviser hereby appoint the Subadviser as the sub-investment adviser of each Fund to provide investment advice and to perform for the Funds such other duties and functions as are hereinafter set forth, and subject to the restrictions set forth herein, hereby delegates to the Subadviser the authority vested in the Adviser to the extent necessary to enable the Subadviser to perform its obligations under this Agreement. The Trust authorizes the Adviser to delegate to the Subadviser the Adviser's obligations under the Investment Adviser Agreement to the extent contemplated by this Agreement. The Subadviser hereby accepts such appointment and agrees to give the Funds, the Trust's Board of Trustees (the "Trustees"), and the Adviser the benefit of the Subadviser's best judgment, effort, advice and recommendations in respect of its duties as defined in Section 2.

     (b) The Trust and the Adviser hereby represent and warrant to the Subadviser, which representations and warranties shall be deemed to be continuing, that: (i) it has full power and authority to enter into this Agreement; and (ii) it has taken all necessary and proper action to authorize the execution and delivery of this Agreement.

     (c) The Subadviser hereby represents and warrants to the Trust and the Adviser, which

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     representations and warranties shall be deemed to be continuing, that: (i)
     it has full power and authority to enter into this Agreement; and (ii) it has taken all necessary and proper action to authorize the execution and delivery of this Agreement.

2. Adviser Duties

The Subadviser shall, subject to the direction and control of the Adviser and the Trustees, and in accordance with the investment objectives, policies and restrictions of the Funds and the implementation thereof as set forth in the Trust's Registration Statement on Form N-1A, and any other investment guidelines, policies or limitations the Trustees or the Adviser may from time to time establish and deliver in writing to the Subadviser, and any applicable federal and state laws: (i) regularly provide investment advice and recommendations to the Funds, with respect to the Funds' investments, investment policies and the purchase and sale of securities; (ii) supervise and monitor continuously the investment program of the Funds and the composition of their portfolios and determine what securities shall be purchased, held, sold or reinvested by the Funds; (iii) arrange, subject to the provisions of Section 5 hereof, for the purchase of securities and other investments for the Funds and the sale of securities and other investments of the Funds; (iv) provide reports on the foregoing to the Trust and the Adviser in such detail as the Trust's or the Adviser's officers may reasonably deem to be appropriate to determine the adherence by the Subadviser to the investment policies and legal requirements of the Funds; and (v) make its officers and employees available to the Trust at reasonable times to review the investment policies of the Funds and to consult with the Trust's officers regarding the investment affairs of the Funds in light of current and prospective economic and market conditions.

To carry out such determinations, the Subadviser will exercise full discretion, subject to the preceding paragraph, and act for each Fund in the same manner and with the same force and effect as the Trust might or could do with respect to purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. Notwithstanding the foregoing, the Subadviser shall, upon written instructions from the Adviser, effect such portfolio transactions for the Funds as the Adviser may from time to time direct.

3. Trust Expenses

(a) Except as otherwise provided herein, the Subadviser, at its own expense, shall pay all operating expenses, including executive salaries and the rental of office space, relating to its services for the Trust.

(b) The Trust shall assume and shall pay: (i) charges and expenses for Fund accounting, pricing and appraisal services and related overhead, including, to the extent such services are performed by personnel of the Subadviser or its affiliates, office space and facilities and personnel compensation, training and benefits; (ii) the charges and expenses of auditors; (iii) the charges and expenses of any custodian, administrator, transfer agent, plan agent, dividend disbursing agent and registrar appointed by the trust with respect to the Fund;
(iv) issue and transfer taxes chargeable to the Trust in connection with securities transactions to which the Funds are a party; (v) insurance premiums, interest charges, dues and fees for membership in trade associations and all taxes and corporate fees payable by the Trust to federal, state or other governmental agencies; (vi) fees and expenses involved in registering and maintaining registrations of the Trust and/or its shares with the Securities and Exchange Commission (the "Commission"), state securities agencies and the securities regulators of foreign jurisdictions, including the preparation of prospectuses and statements of additional information for filing with such regulatory agencies; (vii) all expenses of shareholders' and Trustees' meeting and of preparing, printing and distributing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies; (viii) charges and expenses of legal counsel to the Trust and the Trustees; (ix) any distribution and services fees paid by the Trust in accordance with Rule 12b-1 promulgated by the Commission pursuant to the 1940 Act; (x)

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compensation of those Trustees who are not affiliated with or interested persons of the Adviser, the Subadviser or the Trust (other than as Trustees); (xi) the cost of preparing and sprinting share certificate; and (xii) interest on borrowed money, if any.

4. Compensation of the Adviser

The Adviser will pay to the Subadviser as compensation for the Subadviser's services rendered and for the expenses borne by the Subadviser, a fee, determined as described in Schedule A which is attached hereto and made a part hereof.

5. Portfolio Transactions and Brokerage

Subject to the provisions of this Section 5 and absent instructions from the Adviser or the Trust, the Subadviser will have full discretionary authority to place all orders for the purchase and sale of portfolio securities for the Funds' account with issuers, brokers or dealers selected by the Subadviser, which may include where permissible under the 1940 Act, brokers or dealers affiliated with the Subadviser. In the selection of such brokers or dealers and the placing of such orders, the Subadviser always shall seek best execution, which is to place transactions where the Funds can obtain the most favorable combination of price and execution services in particular transactions or provided on a continuing basis by a broker or dealer, and to deal directly with a principal market in connection with over-the-counter transactions, except when it is believed that best execution is obtainable elsewhere.

Nothing in this Agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by the Subadviser or its affiliates, provided that the Subadviser does not favor any account over any other account and provided that any purchase or sale orders executed contemporaneously shall be allocated in an equitable manner among the accounts involved in accordance with procedures adopted by the Subadviser and reviewed and approved by the Trust and the Adviser.

Notwithstanding the foregoing, the Subadviser agrees that the Adviser shall have the right by written notice to identify securities that may not be purchased on behalf of the Fund and/or brokers and dealers through or with which portfolio transactions on behalf of the Fund may not be effected, including, without limitation, brokers or dealers affiliated with the Adviser. The Subadviser shall refrain from purchasing such securities for a Fund or directing any portfolio transaction to any such broker or dealer on behalf of a Fund, unless and until the written approval of the Adviser is so obtained.

6. Interested Trustees or Parties

It is understood that Trustees, officers, and shareholders of the Trust may be or become interested in the Subadviser as directors, officers or employees and that directors, officers and stockholders of the Subadviser may be or become similarly interested in the Trust, and that the Subadviser or its affiliates may be or become interested in the Trust as a shareholder or otherwise.

7. Services Not Exclusive

The services of the Subadviser are not to be deemed exclusive, the Subadviser being free to render services to others and engage in other activities, provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Subadviser's ability to meet all of its obligations with respect to rendering investment advice hereunder. The Subadviser, its affiliates and its other clients may at any time acquire or dispose of securities which are at the same time being acquired or disposed of for the account of the Funds. The Subadviser shall not be obligated to

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acquire for the Funds any security or other investment which the Subadviser or its affiliates may acquire for its or their own accounts or for the account of another client.

8. Compliance; Books and Records

     (a) The Subadviser agrees to maintain compliance procedures which are reasonably designed to ensure the Funds' compliance with the applicable provisions of the 1940 Act and any rules or regulations thereunder and the investment objective, policies and restrictions of the Funds as set forth in the current Prospectus and Statement of Additional Information or any other applicable provisions of state or federal law.

     (b) The Subadviser shall furnish to the Trust and the Adviser, at the Subadviser's expense, copies of all records prepared and maintained in connection with the performance of this Agreement and the maintenance of compliance procedures pursuant to this Section 8 as the Trust or Adviser may reasonably request.

     (c) The Subadviser agrees to provide upon reasonable request of the Trust or Adviser, information regarding the Subadviser, including but not limited to, background information about the Subadviser and its personnel and performance data, for use in connection with efforts to promote the Funds and the sale of their shares.

     (d) In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees that all records which it maintains for the Trust and the Adviser are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Subadviser shall permit the Adviser, the Trust's officers and its independent public accountants to inspect and audit such records pertaining to the Funds at reasonable times during normal business hours upon advance notice. In addition, the Subadviser shall maintain and enforce adequate security procedures with respect to all materials, records, documents and data relating to any of its responsibilities pursuant to this Agreement. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it is required to maintain by Rule 31a-2 under the 1940 Act. The Subadviser will treat confidentially and as proprietary information of the Trust all records and other information except as otherwise required by law.

9. Limitation of Liability of Subadviser

In consideration of the Subadviser's undertaking to render the services described in this Agreement, the Trust on behalf of the Funds and the Adviser agree that the Subadviser shall not be liable under this Agreement for any loss suffered by the Adviser, the Trust, the Funds' or their respective shareholders, in connection with the performance of this Agreement, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Subadviser against any liability to the Adviser, the Trust, the Funds' or their shareholders to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement.

10. Duration, Amendment and Termination

     (a) Subject to prior termination as provided in sub-section (d) of this
     Section 10, this Agreement shall continue in effect until April 30, 2004 and for successive annual periods thereafter, but only so long as the continuance after such initial term shall be specifically approved at least annually by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities.

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     (b) This Agreement may be modified by the written agreement of the
     Subadviser, the Adviser and the Trust on behalf of the Funds, such consent on the part of the Funds to be authorized by vote of a majority of the outstanding voting securities of the Funds if required by law. The execution of any such modification or amendment by a party shall constitute a representation and warranty to the other parties that all necessary consents or approvals with respect to such modification or amendment have been obtained.

     (c) In addition to the requirements of sub-sections (a) and (b) of this
     Section 10, the terms of any continuance, modification or amendment of the Agreement must have been approved by the vote of a majority of those Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     (d) The Subadviser, the Adviser or the Trust may, at any time on sixty (60) days' prior written notice to the other parties, terminate this Agreement, without payment of any penalty, and in the case of the Trust, by action of its Board of Trustees, or by vote of a majority of its outstanding voting securities.

     (e) This Agreement shall terminate automatically in the event of its assignment or termination of the Investment Adviser Agreement. In addition, the Adviser shall have the right to terminate this Agreement upon immediate notice with the Subadviser becomes statutorily disqualified from performing its duties under this Agreement or otherwise is legally prohibited from operating as an investment adviser.

     (f) Termination of this Agreement shall not relieve the Subadviser from any liability or obligation in respect of any matters, undertakings or conditions which shall not have been done, observed or performed prior to such termination. All records of the Trust in the possession of the Subadviser shall be returned to the Trust as soon as reasonably practicable after the termination of this Agreement.

11. Disclaimer of Shareholder Liability

The Subadviser understands that the obligations of the Trust under this Agreement are not binding upon any Trustee or shareholder of the Trust personally, but bind only the Trust and the Trust's property. Each Fund shall be liable only for its own obligations and shall not be liable for the obligations of any other Fund herewith.

12. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the choice of law principles thereof, except to the extent the laws of Commonwealth of Massachusetts are in conflict with U.S. federal law, in which event U.S. federal law will control.

13. Miscellaneous

     (a) The terms "vote of a majority of the outstanding voting securities," "assignment," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act as now in effect or as hereafter amended.

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     (b) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     (d) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     (e) This Agreement may be executed in two or more counterparts, which taken together shall constitute one and the same instrument.

     (f) Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice. No notice shall be effective until received.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their respective officers designated below as of the day and year first above written.

                              BOSTON ADVISORS TRUST, on behalf of its series, Boston Advisors Cash Reserves Fund
                              Boston Advisors U.S. Government Money Market Fund


                              By:    /s/ Michael J. Vogelzang
                                     -------------------------------------------
                              Name:  Michael J. Vogelzang
                              Title: President & Chief Executive Officer


                              BOSTON ADVISORS, INC. ("ADVISER")


                              By:    /s/ Michael J. Vogelzang
                                     -------------------------------------------
                              Name:  Michael J. Vogelzang
                              Title: President & Chief Investment Officer


                              MONY CAPITAL MANAGEMENT, INC. ("SUBADVISER")


                              By:    /s/ William D. Goodwin
                                     -------------------------------------------
                              Name:  William D. Goodwin
                              Title: President & CEO

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                                   SCHEDULE A

The Adviser will pay to the Subadviser as full compensation for the Subadviser's services rendered an annual fee, computed and paid monthly at an annual rate as set forth below. The fee for each month shall be payable within 30 business days after the end of the month.

If the Adviser shall serve for any period less than a full month, the foregoing compensation shall be prorated according to the proportion which such period bears to a full month.

Fund                                                Fee
----                                                ---
Boston Advisors Cash Reserves Fund                  0.03% of average daily net assets
Boston Advisors U.S. Government Money Market Fund   0.03% of average daily net assets

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